Exhibit 10.1

PBF ENERGY INC.
2017 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT FOR EMPLOYEE

THIS AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page hereto (the “Date of Grant”), between PBF Energy Inc. (the “Company”) and the individual named on the signature page hereto (the “Grantee”).
R E C I T A L S:
WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Shares (as defined below) provided for herein to the Grantee pursuant to the Plan and the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
(a)Company Group: The Company and its subsidiaries and Affiliates.
(b)Disability: Disabled or Disability with respect to a Grantee, means the definition of Disabled or Disability used in such Grantee’s employment agreement or agreement to provide services, or if no such agreement exists, or such term is not defined therein, “disabled” or “disability” means that such Grantee becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months or for an aggregate of nine months in any twenty-four consecutive month period to perform such Grantee’s duties as an employee of or service provider to the Company Group. The determination of a disability will be made by the Company, provided that, in the event that an Award under this Agreement should become subject to Section 409A, “Disabled” and “Disability” shall have the meaning set forth in Section 409A and Treasury Regulation Section 1.409A-3(i)(4) thereunder, unless determined otherwise in the discretion of the Committee.
(c)Good Reason: Good Reason means, without the Grantee’s consent: (i) with respect to the Grantee, a material breach by any member of the Company Group of any of its material covenants or obligations under this Agreement, the Plan or any service agreement of any member of the Company Group; or (ii) the failure of the Company Group to pay or cause to be paid the Grantee’s fees or other compensation when due; provided, that prior to the Grantee’s separation from service for Good Reason under clauses (i) and (ii) above, the Grantee must give written notice to the Company Group member to which he renders services of any such event that constitutes Good Reason within twenty (20) days of the occurrence of such event and such event must remain uncorrected for thirty (30) days following receipt of such written notice; and provided further that any termination due to Good Reason must occur no later than sixty (60) days after the occurrence of the event giving rise to Good Reason.

(d)Plan: The PBF Energy Inc. 2017 Equity Incentive Plan, as it may be amended or supplemented from time to time.
(e)Restricted Share: A Share with respect to which the terms, conditions and restrictions are set forth in Section 3 of this Agreement.
(f)Retirement: The Grantee’s resignation from employment with the Company Group, so long as Grantee has attained age 55 1/2 with at least three consecutive years of service with the Company Group.
2.Grant of the Restricted Shares; Section 83(b) Election.
(a)The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth herein and in the Plan, the number of Shares set forth on the signature page hereto, subject to adjustment as set forth in the Plan.
(b)The Grantee hereby acknowledges that he or she has been informed that, with respect to the grant of the Restricted Shares, an election (the “Election”) may be filed by the Grantee with the Internal Revenue Service, within 30 days of the Grant Date, electing pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the Shares on the Grant Date. The Company believes this may result in recognition of U.S. federal taxable income to the Grantee on the Grant Date, equal to the fair market value of the Shares on such date. Absent such an Election, taxable income will be measured and recognized by the Grantee at the time or times at which Shares become vested. State, local and other tax considerations may also apply. The Grantee shall seek the advice of his or her own tax advisors in connection this Award and the advisability of filing the Election. The Grantee understands that any taxes paid as a result of the filing of the Election might not be recovered if the unvested portion of such Shares are forfeited to the Company. The Grantee acknowledges that it is the Grantee’s sole responsibility and not the Company’s to timely file the Election, even if the Grantee requests the Company or its representative to make this filing on the Grantee’s behalf. The Grantee agrees to notify the Company within 10 days of filing any such Election.
3.Vesting; Terms and Conditions.
(a)General. Subject to the Grantee’s continued service or employment with the Company Group through the applicable vesting date, the restrictions with respect to the Restricted Shares shall lapse and the Shares shall become nonforfeitable at the times set forth on the signature page hereto.
(b)Termination of Service. If the Grantee’s service or employment with the Company Group terminates for any reason prior to the vesting in accordance with Section 3(a), unless otherwise provided for in Section 3(c), the Restricted Shares, to the extent not then vested and exercisable, shall be immediately forfeited by the Grantee without consideration.
(c)Accelerated Vesting Under Certain Circumstances. Notwithstanding the foregoing, the Award shall vest as to 100% of the Shares subject to the Award (but only to the extent the Award has not otherwise previously been forfeited), and the Shares shall become nonforfeitable, in the event of (i) a Change in Control or (ii) the termination of the Grantee’s service as an employee (A) without Cause, (B) due to death or Disability, (C) upon Retirement, and (D) by the Grantee for Good Reason.
(d)Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess from Date of Grant all incidents of ownership of the Restricted Shares granted hereunder, including, without limitation, the right to vote such Restricted Shares; provided, however, that such Restricted Shares shall not be entitled to receive dividends on a current basis until such Restricted Shares have vested. With respect to Restricted Shares that have not vested, as of the first day of each quarter, during the applicable restricted period, the Company shall credit to Grantee an amount equal to the value of all dividends and other distributions (whether in cash or other property) paid by the Company during the prior quarter on the equivalent number of shares of Common Stock. Any dividend equivalents or other distributions credited shall be distributed in cash to the Grantee only if, when and to the extent such Restricted Shares vest. The value of dividends and other distributions payable with respect to Restricted Shares that do not vest shall be forfeited. Any dividends received by Grantee shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Shares.
4.No Right to Continued Employment or Service. Neither the Plan nor this Agreement shall be construed as giving the Grantee the right to be retained in the employ of, or in any consulting relationship to, any member of the Company Group. Further, any member of the Company Group may at any time dismiss the Grantee or discontinue any employment or consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein. Any determinations as to whether the Grantee continues to be employed shall be at the discretion of the Committee.
5.Certificate; Book Entry Form; Legend.
(a)The Company shall issue the Restricted Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee, with legends or notations, as applicable referring to the terms, conditions and restrictions applicable to the Award. To the extent applicable, all certificates (or book entries) representing the Shares shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates (or notations made next to the book entries) to make appropriate reference to such restrictions. The Grantee further agrees that any certificate issued for Restricted Shares prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:
This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer, contained in the PBF Energy Inc. 2017 Equity Incentive Plan, as amended from time to time, and an agreement entered into between the registered owner and the Company, copies of which are on file at the principal offices of the Company.
(b)Upon the lapse of restrictions relating to any Restricted Shares, the Company shall, as applicable, either remove the notations on any such Shares of Restricted Stock issued in book-entry form or deliver to the Grantee or the Grantee’s personal representative a stock certificate representing a number of Shares, free of the restrictive legend described in Section 5(a) above, equal to the number of Shares with respect to which such restrictions have lapsed. If certificates representing such Shares shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Shares.
(c)Any Restricted Shares forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s permitted transferees, successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Shares. If certificates for any such Shares containing restrictive legends shall have theretofore been delivered to the Grantee (or his/her permitted transferees, successors, heirs, assigns or personal representatives), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.
6.Transferability. The non-vested portion of the Restricted Shares shall not be transferable or assignable by the Grantee other than by will or by the laws of descent and distribution; provided, that, subject to the approval by the Committee, in its discretion, the Restricted Shares may be transferred for no consideration to, or for the benefit of, an “immediate family member” (to be defined by the Committee) or to a bona fide trust for the exclusive benefit of such immediate family member, or a partnership or limited liability company in which immediate family members are the only partners or members. Any sale, exchange, transfer, assignment, pledge, hypothecation, fractionalization, hedge or other disposition in violation of this Section 6 shall be void, and shall not be recognized by the Company. All of the terms and conditions of the Plan and this Agreement shall be binding upon any permitted successors and assigns or Permitted Transferees.
7.Taxes; Withholding. The Grantee may be required to pay to the Company Group and the Company Group shall have the right and is authorized to withhold any applicable withholding or other taxes in respect of the Award or any payment or transfer under or with respect to the Restricted Shares and to take such other action as may be necessary in the opinion of the Committee to satisfy all of the Company’s obligations for the payment of such withholding or other taxes. The Grantee acknowledges that he or she is solely responsible for the direct payment of any taxes owed by Grantee in connection with the Award for which the Company is not statutorily required to withhold, and with respect to which the Company has not entered into an agreement with Grantee to withhold such taxes voluntarily.
8.Notices. Any notice under this Agreement shall be addressed to the Company in care of its Secretary, and to the Grantee at the address appearing in the personnel records of the Company for the Grantee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.
10.Arbitration. Any dispute with regard to the enforcement of this Agreement shall be exclusively resolved by a single experienced arbitrator licensed to practice law in the State of New York, selected in accordance with the American Arbitration Association (“AAA”) rules and procedures, at an arbitration to be conducted in the State of New York pursuant to the Commercial Arbitration Rules of AAA with the arbitrator applying the substantive law of the State of Delaware as provided for under Section 9 hereof. The AAA shall provide the parties hereto with lists for the selection of arbitrators composed entirely of arbitrators who are members of the National Academy of Arbitrators and who have prior experience in the arbitration of disputes between employers and senior executives. The determination of the arbitrator shall be final and binding on the parties hereto and judgment therein may be entered in any court of competent jurisdiction. Each party shall pay its own attorneys fees and disbursements and other costs of the arbitration.
11.Amendment. This Agreement may be amended only by a written instrument executed by the parties hereto, which specifically states that it is amending this Agreement.
12.Restricted Shares Subject to Plan; Conflict. By entering into this Agreement the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan. The Restricted Shares are subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail, except where the terms of this Agreement are more restrictive than the terms of the Plan.
13.Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

14.Non-Disclosure of Confidential Information.
(a)Protection of Confidential Information. All items of information, documents (including electronically stored documents like email), and materials pertaining to the business and operations of the Company Group that are not made public by the Company Group through authorized means will be considered confidential (hereafter, “Confidential Information”). Confidential Information includes, but is not limited to, customer lists, business referral source lists, internal cost and pricing data and analysis, marketing plans and strategies, personnel files and evaluations, financial and accounting data, operational and other business affairs and methods, contracts, technical data, know-how, trade secrets, computer software and other proprietary and intellectual property, and plans and strategies for future developments relating to any of the foregoing. Except in connection with the faithful performance of the Grantee’s duties hereunder or as permitted pursuant to Section 14(c), the Grantee shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any Confidential Information, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Confidential Information. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company Group, or any of its successors.
(b)Return of Confidential Information. Upon termination of the Grantee’s service or employment with the Company for any reason, the Grantee upon the request of the Company will promptly either destroy or deliver to the Company any and all Confidential Information in the Grantee’s possession and any other documents concerning the customers, business plans, marketing strategies, products or processes of the Company Group.
(c)No Prohibition. Nothing in this Agreement shall prohibit the Grantee from (i) disclosing information and documents when required by law, subpoena or court order (provided the Grantee gives reasonable notice thereof and makes reasonably available to the Company and its counsel the documents and other information sought and assists such counsel, at the Company’s expense, in resisting or otherwise responding to such order or process), (ii) disclosing information and documents to his attorney or tax adviser for the purpose of securing legal or tax advice, (iii) disclosing the post-employment restrictions in this Agreement to any potential new employer, (iv) retaining, at any time, his personal correspondence, his personal rolodex or outlook contacts and documents related to his own personal benefits, entitlements and obligations, or (v) disclosing or retaining information that, through no act of the Grantee in breach of this Agreement or any other party in violation of an existing confidentiality agreement with the Company, is generally available to the public, is in the public domain at the time of disclosure or is available from other sources.
15.Specific Performance. The Grantee acknowledges and agrees that remedies at law available to the Company for a breach or threatened breach of any of the provisions of Section 14 would be inadequate and any member of the Company Group would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Grantee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.
16.Conformity to Section 409A. It is intended that the Award either be exempt from or avoid taxation under Section 409A. Any ambiguity in this Agreement shall be interpreted to preserve exemption from, or comply with, Section 409A. To the extent applicable, as determined in the sole discretion of the Committee with and upon advice of counsel, (a) each amount or benefit payable pursuant to this Agreement shall be deemed a separate payment for purposes of Section 409A and (b) in the event the equity interests of the Company are publicly traded on an established securities market or otherwise and the Grantee is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Section 409A) at the time of the Grantee’s separation from service, any payments under this Agreement that are deemed to be deferred compensation subject to Section 409A shall not be paid or begin payment until the earlier of the Grantee’s death and the first day following the six (6) month anniversary of the Grantee’s date of separation from service. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 16 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Grantee with respect to this Section 16.
17.Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Agreement shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
18.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

PBF ENERGY INC.

By
Name:
Title:

GRANTEE:

____________________________________

The Date of Grant is .
The number of Restricted Shares is .
The Fair Market Value on the date of grant is $ per Share.
Subject to the Grantee’s continued service or employment with the Company Group through the applicable vesting date, the restrictions with respect to the Restricted Shares shall lapse at the following times:

Date Shares Subject to Award Vest	Percentage of Shares as to Which Award Vests

Upon the first anniversary of the Grant Date	25%

Upon the second anniversary of the Grant Date	25%

Upon the third anniversary of the Grant Date	25%

Upon the fourth anniversary of the Grant Date	25%

SECTION 83(b) ELECTION
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

NAME:

ADDRESS:

TAXPAYER I.D. NO.:

TAXABLE YEAR: Calendar Year 20__

2.	The property which is the subject of this election is ___ shares of Series A Common Stock (the “Shares”) of PBF Energy Inc. (the “Company”).

3.	The property was transferred to the undersigned on _______, 20__.

4.	The property is subject to the following restrictions:
The Shares are subject to transfer restrictions, forfeiture and certain repurchase provisions under the terms of certain agreements with the Company.

5.	The fair market value at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is:
$_________ per Share x ___ Shares =$____.

6.	For the property transferred, the undersigned paid $____ per Share x ____ Shares= $____.

7.	The amount to be include in gross income is $__________. [This is the result of the amount reported in Item 5 minus the amount reported in Item 6.]
The undersigned taxpayer will files this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the Company. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated: , 20__	Taxpayer’s Signature: